Exhibit 10.1

PREFERRED STOCK EQUITY FACILITY AGREEMENT

This PREFERRED STOCK EQUITY FACILITY AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of October 2017 (the “Effective Date”) by and between Kapital Joe, LLC (the “Investor”) and Intrexon Corporation, a Virginia corporation (the “Company”).

WHEREAS, the parties desire to provide that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $100 million of the Company’s Series A Redeemable Preferred Stock, no par value per share (the “Preferred Stock”), at a purchase price per share of Preferred Stock of $100.00, as adjusted equitably for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Preferred Stock (the “Purchase Price”); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Articles of Amendment” shall mean the Articles of Amendment setting forth the terms, including the preferences, rights and limitations, of the Preferred Stock, in the form attached hereto as Exhibit A, to be filed with the SCC on or after the Effective Date.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required to be closed.

“Commitment Amount” shall mean the aggregate amount of up to $100 million which the Investor has agreed to provide to the Company in order to purchase the Company’s Preferred Stock pursuant to the terms and conditions of this Agreement.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of: (i) the date on which the Investor shall have made purchases of Preferred Stock pursuant to this Agreement in the aggregate amount of $100 million, (ii) April 30, 2019, (iii) the date that the shareholders of the Company approve the conversion of the Preferred Stock into shares of Common Stock in accordance with NYSE rules and (iv) the mutual agreement of the parties.

“Common Stock” shall mean the Company’s common stock, no par value per share.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Stock” shall mean only those shares of Common Stock (or equity securities of any successor to the Company, as the case may be), which may be received by the Investor upon conversion of Preferred Stock in accordance with the terms hereof and the Articles of Amendment.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“NYSE” shall mean the New York Stock Exchange.

“Permitted Transferee” shall mean (a) with respect to an Investor who is an individual to (i) the spouse or any lineal descendant (including adopted children) of such Investor, (ii) any trust, or wholly owned limited partnership, limited liability company or corporation for the benefit of such Investor or the spouse or lineal descendant (including adopted children) of such Investor; provided that such individual (together with the members of his or her immediate family) retains voting control with respect to the Preferred Stock so Transferred, or (iii) the estate of such Investor, and (b) with respect to an Investor which is an entity, to any Affiliate of such Investor.

“Person” shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

“Put” shall mean the portion of the Commitment Amount requested by the Company in the Put Notice.

“Put Date” shall mean the date the Company is in receipt of the funds from the Investor. No Put Date shall be more than five Business Days after a Put Notice Date.

“Put Notice” shall mean a written notice to the Investor setting forth the Put amount that the Company requires from the Investor and the proposed Put Date.

“Put Notice Date” shall mean each date the Company delivers to the Investor a Put Notice requiring the Investor to provide funds to the Company, subject to the terms of this Agreement.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

“SCC” shall mean the State Corporation Commission of the Commonwealth of Virginia.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean all filings made by the Company with the SEC under the Securities Act and the Exchange Act, including all exhibits thereto.

“Shareholder Approval” shall mean the shareholder approval necessary to approve the conversion of the Preferred Stock into Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, which approval shall include a majority of the votes cast by holders of Common Stock other than the votes cast by holders of Common Stock who, at such time, are holders of Preferred Stock, or Affiliates of such holders.

“Transfer” shall mean a sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

ARTICLE II

ADVANCES

Section 2.1 General. Upon the terms and conditions set forth in this Agreement, on any Put Notice Date the Company may require the Investor to purchase shares of Preferred Stock by the delivery of a Put Notice. The number of shares of Preferred Stock that the Investor shall purchase with each Put shall be determined by dividing the amount of the Put by the Purchase Price. Each Put must be in multiples of $100; no fractional shares shall be issued. The aggregate maximum amount of all purchases that the Investor shall be obligated to make under this Agreement in connection with Puts shall not exceed the Commitment Amount.

Section 2.2 Mechanics.

(a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in this Agreement.

(b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on the Business Day it is received by facsimile or email by the Investor if such notice is received prior to 5:00 pm Eastern Time or the immediately succeeding Business Day if it is received by facsimile or email after 5:00 pm Eastern Time on a Business Day or at any time on a day which is not a Business Day.

Section 2.3 Closings. The Investor shall deliver each Put to the Company by wire transfer of immediately available funds on the applicable Put Date as determined by the Investor, which date shall not be more than five Business Days after the applicable Put Notice Date. Within five Business Days of each such Put Date, the Company shall deliver to the Investor the applicable number of shares of Preferred Stock (by certificate or book entry or otherwise as may be agreed to by the Company and Investor) representing the amount of the Put by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor. In addition, on or prior to the Put Date, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Neither the shares of Preferred Stock nor the Common Stock delivered on conversion thereof so delivered shall be registered with the SEC.

Section 2.4 Conditions to Investor’s Obligations of Closing of Puts. The obligations of the Investor to provide to the Company the amount specified in any Put Notice delivered by the Company is subject to the fulfillment, on or before the Put Date, of the following conditions precedent, unless otherwise waived in the discretion of the Investor:

(a) the Articles of Amendment shall have been filed with the SCC and shall be in full force and effect;

(b) the issuance of Preferred Stock shall not violate the rules and regulations of the NYSE;

(c) (i) the Common Stock shall be listed on the NYSE and shall not have been suspended from trading thereon, and (ii) the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(d) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Preferred Stock, or shall have the availability of exemptions therefrom, and the sale and issuance of the Preferred Stock shall be legally permitted by all laws and regulations to which the Company is subject;

(e) the Company shall have filed with the SEC all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations that were required to have been filed in the prior twelve months;

(f) no injunction shall have been issued and remain in force, or action commenced by a Governmental Authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Preferred Stock;

(g) each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Put Date; and

(h) the Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement as of the applicable Put Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Put Date:

Section 3.1 Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The Investor has the right, power and authority to execute and deliver this Agreement and all related instruments. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

Section 3.3 Investment Experience; Access; Investigation.

(a) Access to Information. The Investor, in making its investment decision hereunder, represents that: (a) it has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any; (b) it has been afforded an opportunity to request from the Company to review, and has received, all additional information requested from the Company, (c) it acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Preferred Stock, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(b) Reliance on Own Advisors. The Investor has relied completely on the advice of, or has consulted with, its own tax, investment, legal or other advisors and has not relied on the Company, or any of its officers, directors, attorneys, accountants, representatives, agents, advisors for any advice.

(c) Capability to Evaluate. The Investor has such knowledge and experience in financial and business matters, either directly or through its representatives or advisors, that it is capable of evaluating the merits and risks of the prospective investment, which risks are substantial.

(d) Ability to Bear Economic Risk. The Investor understands and acknowledges that an investment in the Preferred Stock and the Conversion Stock involves a high degree of risk. The Investor acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

(e) Investment; No Distribution. The Investor is acquiring the Preferred Stock and the Conversion Stock solely for the Investor’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. The Investor is aware that there may be legal and practical limits on the Investor’s ability to sell or dispose of the any of the Preferred Stock and the Conversion Stock and, therefore, that the Investor must bear the economic risk of its investment for an indefinite period of time. The Investor acknowledges that it is possible that the Investor may incur a total loss of its investment. The Investor has adequate means of providing for the Investor’s current needs and possible contingencies and does not have a need for liquidity of this investment. The Investor’s commitment to illiquid investments, including the investments provided for herein, is reasonable in relation to the Investor’s net worth.

(f) No General Solicitation. The Preferred Stock was not offered to the Investor through, and the Investor is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Investor further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

Section 3.4 Trading Activities. The Investor’s trading activities with respect to the Company’s Common Stock has and shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the NYSE.

Section 3.5 Brokers. No broker or finder has acted for the Investor in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Investor.

Section 3.6 Investment Company. The Investor is not (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) a “holding company” within the meaning of the Public Utility Holding Company Act of 1935.

Section 3.7 Legends. The Investor understands that the Preferred Stock and Conversion Stock may be notated with a legend similar to the following, and/or any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate, instrument, or book entry so legended:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except in each case as provided for in the SEC Documents, the Company hereby represents, warrants and covenants to the Investor as of the date hereof and each Put Date that:

Section 4.1 Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

Section 4.2 Power; Authorization; Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement and to issue the Preferred Stock hereunder, (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Except as has been disclosed to the Investor, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the issuance of the Preferred Stock or the conversion of the Preferred Stock plus accrued dividends thereon for shares of Conversion Stock on the terms and under the circumstances provided or herein and in the Articles of Amendment. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 No Legal or Contractual Bar. Except as previously disclosed to the Investor, the execution, delivery and performance of this Agreement by the Company, the issuance of the Preferred Stock hereunder and the use of the proceeds thereof by the Company and the conversion of the Preferred Stock plus accrued and unpaid dividends for shares of Conversion Stock under the circumstances provided for herein: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation or imposition of any lien or encumbrance on any on the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except in each case of clauses (a) and (b) as would not reasonably be expected to have a material adverse effect on the business or operations of the Company and its subsidiaries taken as a whole or on the ability of the Company to timely consummate the transactions contemplated by this Agreement.

Section 4.4 Issuance of Shares. Upon issuance in accordance with this Agreement, the Preferred Stock and the Common Stock issued on conversion thereof will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 4.5 SEC Documents; Financial Statements. As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act that were required to be filed in the prior twelve months. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

Section 4.6 Certain Regulations. The Company is not (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940; or (b) a “holding company,” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.

Section 4.7 Compliance with Laws. The Company has obtained all material approvals required by any Governmental Authority to carry on its business as now being conducted. Each of such approvals is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of such approvals, and is also in compliance in all material respects with all other provisions of any applicable environmental law.

Section 4.8 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

Section 4.9 Acknowledgment Regarding Investor’s Purchase of Preferred Stock. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and not as a fiduciary of the Company (or in any similar capacity). The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification.

(a) In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them to the extent resulting from, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders (other than the Investor), employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them to the extent resulting from, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination of this Agreement.

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.1 Maintenance of Properties and Books and Records. The Company hereby covenants and agrees that the Company shall (a) maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with its past practices, subject to any determinations by the Company with respect to changes in the business, and (b) maintain a standard system of accounting that enables it timely to produce financial statements in accordance with GAAP.

Section 6.2 Maintenance of Insurance. The Company hereby covenants and agrees that the Company shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

Section 6.3 Issuance of the Company’s Preferred Stock. The Company hereby covenants and agrees that, based on and in reliance on the representations and warranties in Section 3 of this Agreement, the sale of the shares of Preferred Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.4 Shareholder Approval. The Company hereby covenants and agrees that the Company will take all reasonable steps necessary to seek the Shareholder Approval on or before the date of the Company’s annual meeting of shareholders in 2019.

Section 6.5 Reservation of Shares. The Company hereby covenants and agrees that the Company shall take reasonable steps, including seeking shareholder approval if necessary, to have authorized and reserved a sufficient number of shares of Common Stock equal to the Conversion Stock issuable upon conversion of all of the outstanding shares of Preferred Stock.

Section 6.6 Further Action. The Investor hereby covenants and agrees that it and its Affiliates will take all reasonable steps to support the Company in fulfilling its obligations hereunder, including in connection with authorizing and reserving a sufficient number of shares of Common Stock equal to the Conversion Stock issuable upon conversion of all of the outstanding shares of Preferred Stock, including voting in favor, and causing its Affiliates to vote in favor of, an amendment to the Articles of Incorporation to increase the authorized capital if the Board of Directors deems it advisable in connection with such conversion.

Section 6.7 Antitrust Approvals. The Investor hereby covenants and agrees that it will promptly notify the Company of any antitrust approvals that may be required in connection with this Agreement or the Puts. Furthermore, the Investor hereby covenants and agrees that it will promptly seek approval and take such action, to the extent applicable and required, to permit the Investor to receive shares of Common Stock and to own Common Stock that is receivable upon conversion of the shares of Preferred Stock that it could receive under this Agreement, such that the Investor is not in violation of applicable law, rule or regulation, including having received such approvals and authorizations of, and made such filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (“HSR Filings”), provided, however, that with respect to any HSR Filing, the Investor shall have complied if such HSR Filing is made within five Business Days of the date of mailing for Shareholder Approval.

ARTICLE VII

TRANSFER RESTRICTIONS

Section 7.1 Restrictions on Transfer. The Investor agrees not to Transfer any Preferred Stock except to a Permitted Transferee.

Section 7.2 Restrictive Legends. Each certificate for the Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following terms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Investor and the Company.

Section 8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three days after being deposited in the mail, postage prepaid, or (c) in the case of a facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

Section 8.3 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto.

Section 8.4 Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

Section 8.5 Successors and Assigns. Neither the Company nor the Investor may assign its rights or obligations under this Agreement without the consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns.

Section 8.6 Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 8.7 Captions. The captions of the Sections and Articles of this Agreement have been inserted for convenience only and shall have no substantive effect.

Section 8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.9 Governing Law. This Agreement and any note and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Virginia without regard to any conflicts of law provisions thereof.

Section 8.10 Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Company and the Investor hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement, the subject matter hereof, any note or the subject matter thereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the Company and the Investor acknowledge that it has been informed by the other parties hereto that the provisions of this section constitute a material inducement upon which such other parties have relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the Company and the Investor to the waiver of its rights to trial by jury.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

INVESTOR:

KAPITAL JOE, LLC

By: Third Security, LLC, its Manager

By:	/s/ Randal J. Kirk
Name:	Randal J. Kirk
Title:	Manager

COMPANY: INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Exhibit A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

INTREXON CORPORATION

1. Name of Corporation. The name of the Corporation is Intrexon Corporation.

2. Text of Amendments. Article III of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) shall be amended to add Article III.D as set forth in Appendix A attached hereto, stating the terms, including the preferences, limitations and relative rights, of the Corporation’s Series A Redeemable Preferred Stock (the “Series A Preferred Stock”).

3. Adoption and Date of Adoption. Pursuant to Section 13.1-639A of the Virginia Stock Corporation Act (the “Act”), Article III of the Articles of Incorporation permits the Corporation’s Board of Directors to amend the Articles of Incorporation in order to establish the terms, including the preferences, rights and limitations, of one or more series of the Corporation’s authorized class of preferred stock without the approval of the Corporation’s shareholders.

The Corporation certifies that the foregoing amendments were adopted on October 16, 2017 by the Corporation’s Board of Directors without shareholder approval pursuant to the above referenced sections of the Act and Articles of Incorporation. The Corporation has not issued any shares of the Series A Preferred Stock as of the date hereof.

4. Effective Date and Time. The foregoing amendments to the Articles of Incorporation shall become effective when the Virginia State Corporation Commission issues the certificate of amendment for such amendments.

[Remainder of Page Intentionally Left Blank]

Dated: [●], 2017	INTREXON CORPORATION

By:
Donald P. Lehr
Chief Legal Officer

Appendix A

D. The Corporation is authorized to issue a new series of preferred stock designated as Series A Redeemable Preferred Stock (“the “Series A Preferred Stock”) as follows:

1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “Series A Redeemable Preferred Stock” and the number of shares constituting such series shall be 1,000,000 shares.

2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation or any committee duly authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required to be closed.

“Change of Control” shall mean the merger, consolidation or acquisition of the Corporation with, by or into another Person in which all outstanding shares of Common Stock are converted into or exchanged for cash, securities or other property or assets, other than a new holding company structure or similar transaction in which the existing stockholders of the Corporation immediately prior to such transaction continue to own greater than 66 2/3% of the equity of the surviving corporation immediately thereafter.

“Common Stock” shall mean the common stock, no par value per share, of the Corporation or such shares of the Corporation’s capital stock into which such Common Stock shall be reclassified.

“Conversion Calculation Period” shall mean the period beginning 25 Business Days prior to, and ending on, the fifth Business Day prior to the mailing of the proxy statement soliciting Shareholder Approval for the meeting of the shareholders of the Corporation at which Shareholder Approval was obtained.

“Conversion Price” shall mean, for each share of Series A Preferred Stock, the 20-day volume-weighted average market price of the Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is at such time listed or quoted) as of market closing on the fifth Business Day prior to the mailing of the proxy statement soliciting Shareholder Approval for the meeting of the shareholders of the Corporation at which Shareholder Approval was obtained, subject to adjustment as set forth herein.

“Conversion Rate” shall mean, at any time, the Issue Price plus all accrued but unpaid dividends thereon divided by the Conversion Price.

“Deemed Conversion Rate” shall mean, at any time, the Issue Price plus all accrued but unpaid dividends thereon divided by $18.96, subject to adjustment as set forth herein.

“HSR Approval” shall mean, as to any holder of Series A Preferred Stock, to the extent applicable and required to permit such holder to convert such holder’s shares of Series A Preferred Stock into Common Stock and to own such Common Stock without such holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Issue Price” shall mean, as to the Series A Preferred Stock, $100 per share (as adjusted equitably with respect to the Conversion Rate for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

“Mandatory Conversion Date” shall mean, with respect to any share of Series A Preferred Stock, the fifth Business Day (in the case of clause (i)) or the tenth Business Day (in the case of clause (ii)) following the latest to occur of (i) the receipt by the Corporation of Shareholder Approval, and (ii) if applicable to the holder, such holder’s receipt of HSR Approval.

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” shall mean the Series A Preferred Stock, and any future series of capital stock of the Corporation designated as preferred stock.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Shareholder Approval” shall mean the shareholder approval necessary to approve the conversion of the Preferred Stock into Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, which approval shall include a majority of the votes cast by holders of Common Stock other than the votes cast by beneficial holders of Common Stock who, at such time, are holders of Preferred Stock, or Affiliates of such holders.

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3. No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund, and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock, the holder exercises its rights to mandatory redemption, or the Series A Preferred Stock is converted as provided hereunder. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

4. Ranking. The Series A Preferred Stock will rank, (i) with respect to the rights to the payment of dividends, senior to all classes or series of the Common Stock, and to all other equity securities issued by the Corporation other than equity securities referred to in clause (ii)(A) and (B) of this Section 4, and with respect to the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, on parity to all classes or series of the Common Stock; and (ii) with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (A) on parity with the Common Stock and all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (B) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (C) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

5. Dividends.

(a) Holders of shares of the Series A Preferred Stock are entitled to receive, out of funds of the Corporation legally available for the payment of dividends, dividends as provided hereinafter. Commencing on the date of issuance of Series A Preferred Stock (as applicable, the “Issue Date”), cash dividends shall accrue on the Series A Preferred Stock daily, at the rate of 8% per annum on the Issue Price, and shall be cumulative from and including the applicable Issue Date, and shall be payable to the holders of record of the Series A Preferred Stock as provided hereinafter. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

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(c) Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 5(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

(d) Unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, the distribution of assets upon liquidation, dissolution, or winding up, or in connection with any bona fide equity compensation arrangement).

6. Liquidation or Change of Control.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up or Change of Control of the Corporation, the holders of shares of Series A Preferred Stock shall participate with the holders of the Common Stock, pro rata on an as-converted-to-Common Stock basis, as if converted at the Deemed Conversion Rate, with respect to any payments out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up. In the event that in connection with a Change of Control, the outstanding shares of Common Stock are converted into or exchanged for cash, securities or other property or assets, then the holders of Series A Preferred Stock shall be entitled to receive the kind and amount of such cash, securities or other property or assets that such holder would have received had such holder converted such holder’s shares of Series A Preferred Stock into shares of Common Stock at the Deemed Conversion Rate immediately prior to such Change of Control.

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(b) For purposes of this Section 6, the shares of Series A Preferred Stock shall be deemed to have converted into shares of Common Stock at the Deemed Conversion Rate immediately prior to such liquidation, dissolution or winding up or Change of Control of the Corporation. In the event that at any time, the Corporation (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares, (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, or (iv) distributes or “spins-off” to all holders of Common Stock evidence of indebtedness, shares of capital stock (including capital stock of a subsidiary), securities or other assets (excluding any dividend or distribution paid exclusively in cash), then in each such case the Deemed Conversion Rate shall be adjusted appropriately to account for such payment, subdivision, combination, distribution or “spin-off”.

(c) Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution, winding up or Change of Control no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled in this Section 6, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

7. Redemption.

(a) Optional Redemption Right. The Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem any whole number of shares of Series A Preferred Stock, at any time or from time to time, for cash at a redemption price of the Issue Price per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 7(a), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

(b) Mandatory Redemption Right. At any time after December 31, 2020, each holder of Series A Preferred Stock may, at its option, upon not less than 60 nor more than 120 days’ written notice, require the Corporation to redeem any whole number of its shares of Series A Preferred Stock, in whole or in part, for cash at a redemption price of the Issue Price per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If the Corporation is required to redeem any shares of Series A Preferred Stock as described in this Section 7(b), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

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(c) In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(d) In the event a holder of Series A Preferred Stock elects to require the Corporation to redeem such holder’s Series A Preferred Stock, the notice of redemption shall be delivered by such holder to the Corporation at its principal office, not less than 60 nor more than 120 days prior to the redemption date, and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; and (iii) the redemption price and shall include the certificates (if any) for the Series A Preferred Stock to be surrendered for payment of the redemption price.

(e) Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

(f) If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(g) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(h) If less than all of the outstanding Series A Preferred Stock is to be redeemed by the Corporation pursuant to Section 7(a), the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) among the holders or by any other equitable method the Corporation shall determine.

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(i) In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accrued and unpaid dividends to, but not including, the redemption date.

(j) Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock directly from an investor, by tender or by any other arrangement. Any shares of Series A Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

8. Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 8.

(a) Effective as of the close of business on the Mandatory Conversion Date, all shares of Series A Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Rate. Such shares of Series A Preferred Stock to be converted into shares of Common Stock on the Mandatory Conversion Date shall be cancelled at the time of the conversion and cease to be issued and outstanding.

(b) The Corporation shall provide notice to holders of Series A Preferred Stock at least 3 Business Days prior to the Mandatory Conversion Date. In addition to any information required by applicable law or regulation, such notice of mandatory conversion with respect to such shares shall state, as appropriate:

(i) the applicable Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock held of record by such holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series A Preferred Stock held of record by such holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(c) All rights with respect to the Series A Preferred Stock converted pursuant to this Section 8, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 8(c). As soon as practicable after the Mandatory Conversion Date and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof (or, at the

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Corporation’s option, such shares shall be registered in book-entry form) and (b) pay cash as provided in Subsection 8(e) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any accrued but unpaid dividends on the shares of Series A Preferred Stock converted.

(d) Any holder of Series A Preferred Stock to be converted following receipt of an HSR Approval shall provide prompt notice to the Corporation of receipt of such approval (or the expiration of any applicable waiting periods).

(e) Upon conversion, holders of Series A Preferred Stock shall receive cash in lieu of fractional shares. In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to this Section 8, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price of the Common Stock market price of the Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is at such time listed or quoted) determined as of the fourth trading day immediately preceding the applicable Mandatory Conversion Date.

(f) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided herein, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

(g) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(h) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the approval of or consent to the delivery thereof by any governmental authority.

(i) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock.

(j) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities; provided that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred

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Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(k) In the event that at any time after the beginning of the Conversion Calculation Period and prior to the Mandatory Conversion Date, the Corporation (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares, (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, or (iv) distributes or “spins-off” to all holders of Common Stock evidence of indebtedness, shares of capital stock (including capital stock of a subsidiary), securities or other assets (excluding any dividend or distribution paid exclusively in cash), then in each such case the Conversion Rate and Conversion Price shall be adjusted appropriately to account for such payment, subdivision, combination, distribution or “spin-off”. In such circumstance the Corporation shall provide an updated notice of mandatory conversion.

(l) The Corporation shall seek the Shareholder Approval on or before the date of its annual meeting of shareholders in 2019.

9. Voting Rights.

(a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 9 or as otherwise required by law. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote per share.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), amend, alter, repeal or replace the Articles of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference or privilege of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of

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authorized shares of such series, in each case ranking senior to, on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or privileges.

(c) Notwithstanding Section 9(b) above, if any Event set forth in Section 9 (b) above materially and adversely affects any right, preference or privilege of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 9(b).

(d) The voting rights provided for in this Section 9 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 9 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 7.

(e) Except as expressly stated in this Section 9 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

10. No Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

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